FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2004

RGC Resources, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E.

Roanoke, Virginia 24016

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 12, 2004, Diversified Energy Company d/b/a/ Highland Propane Company (“Diversified”), a wholly-owned subsidiary of RGC Resources, Inc. (“Resources”), sold the assets relating to its propane sales and service business to Inergy Propane LLC (“Inergy”), an operating subsidiary of Inergy LP. The assets sold included the following:

•	Rights under leases and subleases of personal and real property,

•	Accounts receivables,

•	Inventory and supplies,

•	Personal property used in the business (including equipment, vehicles, propane tanks leased to customers, and furniture),

•	Rights under contracts and other agreements,

•	Business records, customer lists, promotional materials, and business goodwill,

•	Licenses and permits, and

•	Trademarks, trade names and other intellectual property.

In addition to the sale of assets, Resources leased to Inergy 10 parcels of real estate consisting of bulk storage facilities and office space, and agreed to sell all or any of these parcels to Inergy at pre-determined prices upon the satisfaction of certain conditions. Diversified and Resources are also providing to Inergy certain services and a non-exclusive temporary license to two of Resources’ other facilities in exchange for various fees.

Inergy agreed to assume Diversified’s obligations under agreements, contracts, leases, subleases, and licenses related to the business.

Diversified and Resources agreed with Inergy for a period of 5 years not to engage in the marketing, sale or distribution of propane gas or the provision of services or supplies related thereto within a specified geographic area and not to divert away certain customers from Inergy for such purposes. Diversified and Resources also agreed for the same period not to solicit certain employees of Inergy.

The purchase price for the assets sold by Diversified was $27.4 million, plus (i) the value of the propane gas inventory, parts, supplies and other inventories, and accounts receivables, and minus (ii) the value of customer deposits and net customer budget payment account credits, and property and other taxes relating to periods prior to closing but payable after closing. The purchase price was based on an estimated enterprise value of Diversified. Inergy paid Diversified $27.4 million at closing, with the balance due after completion of the post-closing calculations of inventory, parts, supplies, accounts receivables, deposits and taxes.

If Inergy purchases all of the 10 parcels or real estate that it is leasing from Resources, the purchase price will increase by up to an additional $750,000, with the price of an individual parcel ranging from $30,000 to $150,000. The title and environmental condition of a parcel must be acceptable to Inergy before a parcel of real estate is to be sold by Resource.

ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits.

2	Asset Purchase Agreement, dated July 12, 2004, by and among Diversified Energy Company d/b/a Highland Propane Company, RGC Resources, Inc., and Inergy Propane, LLC.*

* Schedules and other attachments to this agreement, which are listed at the end of its table of contents, are not included with this filing. The Registrant hereby undertakes and agrees to furnish supplementally a copy of any such schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

By	/s/ Howard T. Lyon
Howard T. Lyon Vice-President, Treasurer and Controller (Principal Financial Officer)

Date: July 27, 2004